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                                                                   Exhibit 10.14

October 16, 2001


Douglas W. Reynolds
5235 Hilltop Road
Long Grove, IL 60047              E-mail:  douglasw41575@yahoo.com

Dear Doug:

We are pleased to offer you employment as Executive Vice President, Property and Casualty, with an initial monthly salary of $25,000 ($300,000 annually). In addition, we will pay to you by December 1, 2001 a sign-on bonus in the amount of $50,000. We would like you to begin as soon as reasonably possible but no later than November 26, 2001. You will be eligible to participate in the officers bonus program which consists of the three elements outlined below. Opportunity for award payment from this program would be in 2003, based on 2002 results.

1.   An annual bonus based on meeting specific corporate and divisional
     ---------------
     measures. Your position provides for a target bonus opportunity of 50% of your annual salary but could increase or decrease based on corporate and divisional results (0 to 2 times target percentage). You will receive a guaranteed target bonus of $150,000 payable around March, 2003.
     ----------

2.   Long term incentive bonus opportunity based on specific corporate measures
     -------------------------
     over a rolling four (4) year period of time. Your position provides for a target bonus payment opportunity of 50% of your annual salary but could increase or decrease based on corporate results (0 to 2 times target percentage).

     As part of the long term incentive bonus program, there are stock ownership guideline requirements which must be met. The long term plan is a vehicle to help you achieve the targeted stock ownership percentage. I have attached a summary of the guidelines for your review.

3.   Annual stock option grants based on corporate results and individual
     -------------------
     performance equivalent to 50% of your base salary.

In addition, under the HMEC Incentive Stock Plan (The Plan), 150,000 options of HMEC stock will be granted to you, based on board approval, at the Board Meeting following your hire date. The options vest in four equal portions; the first 37,500 shares on the grant date and the remaining three (3) pieces vest on the first, second and third year anniversaries of the grant date. The option price for all shares will be equal to the fair market value as of the date of board approval.

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Douglas W. Reynolds
Page 2
October 16, 2001

A change of control severance agreement is included with this offer. A copy is attached for your review. In addition, the employee benefits program and relocation benefits will be provided. I will send information regarding these programs to your home address.

Doug, we're pleased that you are considering joining the Horace Mann team. I look forward to hearing from you. Please fax the signed letter to my attention at 217.535.7277.

Sincerely,


/s/ Val
Valerie A. Chrisman
Sr. Vice President
Employee and Corporate
   Services Division

VC:jel

Enclosures

cc:      Louis G. Lower

To confirm your acceptance of this offer, please sign this letter and return it to me. The enclosed copy is for your records.

/s/ Douglas W. Reynolds                         October 29, 2001
-----------------------------------             --------------------------------
              (Signature)                             (Date)

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                           Stock Ownership Guidelines
                               Name: Doug Reynolds
                                  Tier Level: 2
                              Salary Multiple: 200%

..    33% of the LTIP bonus will be required to be deferred into the Deferred
     Compensation Plan, each year until Tier level of ownership (as shown below) is met or exceeded. After target ownership is met, further LTIP payments would be made in cash.

..    Compliance with guidelines would be measured each year end; if not at designated level of ownership; then a % of LTIP bonus will be automatically deferred into the DCP.

..    An additional percentage over and above the required 33% could also be deferred.

..    Compliance with ownership guidelines would be waived only for the following reasons:
            written notice of retirement to occur within 12 months;
            written notice of resignation to occur within 12 months; or placement on permanent long term disability leave.

..    Deferrals in to the DCP will not be distributed until the retirement, termination, death, or permanent disability of the participant.

..    Ownership level will include any current stock already owned.

..    Ownership level would be adjusted with increase in scheduled salary and/or tier adjustment.

..    Ownership level would be adjusted with stock price fluctuations.

..    Ownership level could be met by the exercise and holding of stock options and the use of personal resources to purchase shares.

..    Current units in the Deferred Compensation Plan will be considered in meeting ownership levels.

..    Ownership by immediate family members (spouse and children) will be considered in meeting ownership levels.

..    Participation in the 401k HMEC Stock Fund and unexercised stock options will not be considered.